Exhibit 107

Calculation of Filing Fee

Form S-3

(Form Type)

Eastside Distilling, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(c)	83,105,133	$0.68	$56,843,910.97	$153.10 per $1,000,000	$8,702.80
	Total Offering Amounts							$8,702.80
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$8,702.80

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of the registrant’s common stock that become issuable by reason of any share splits, share dividends or similar transactions.

(2)	With respect to the shares of common stock being registered hereunder, estimated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee, based upon the average of the high and low prices of the registrant’s common stock on February 3, 2025, a date within five business days prior to the filing of this registration statement, on The Nasdaq Capital Market, which was $0.68.